Exhibit 99.1

Marvell Technology Group Ltd. Reports Fourth Quarter and Fiscal Year 2021
Financial Results

•Q4 Net Revenue: $798 million
•Q4 Gross Margin: 52.8% GAAP gross margin; 63.9% non-GAAP gross margin
•Q4 Diluted income per share: $0.02 GAAP diluted income per share; $0.29 non-GAAP diluted income per share
•Cash and cash equivalents: $748 million

Santa Clara, Calif. (March 3, 2021) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the fourth fiscal quarter and the full fiscal year, ended January 30, 2021.
Net revenue for the fourth quarter of fiscal 2021 was $798 million, which exceeded the midpoint of the Company's guidance provided on December 3, 2020. GAAP net income for the fourth quarter of fiscal 2021 was $17 million, or $0.02 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2021 was $201 million, or $0.29 per diluted share. Cash flow from operations for the fourth quarter was $158 million.
Net revenue for fiscal 2021 was $3.0 billion. GAAP net loss for fiscal 2021 was $(277) million, or $(0.41) per diluted share. Non-GAAP net income for fiscal 2021 was $627 million, or $0.92 per diluted share.

“Marvell ended fiscal year 2021 on a strong note with fourth quarter revenue exceeding the mid-point of guidance. We delivered outstanding fiscal year 2021 performance, with robust revenue growth of 10%, led by our networking business which grew 22% driven by strong 5G and Cloud product ramps,” said Matt Murphy, Marvell’s President and CEO. “The Marvell team has done an excellent job driving revenue growth, innovating to deliver new products, and positioning the company to emerge even stronger from the pandemic. We are excited about the numerous opportunities ahead in fiscal 2022. We anticipate strong growth in the first quarter of fiscal 2022, projecting revenue to grow approximately 15% year on year at the mid-point of guidance.”

Marvell's first quarter guidance takes into account the U.S. Government's export restrictions on certain Chinese customers. Given the ongoing uncertainty associated with COVID-19 and related public health measures, we also have temporarily widened the guidance range on net revenue.

First Quarter of Fiscal 2022 Financial Outlook

•Net revenue is expected to be $800 million +/- 5%.
•GAAP gross margin is expected to be approximately 52.5%.
•Non-GAAP gross margin is expected to be approximately 63.5%.
•GAAP operating expenses are expected to be approximately $391 million.
•Non-GAAP operating expenses are expected to be approximately $300 million.
•Basic weighted-average shares outstanding are expected to be 677 million.
•Diluted weighted-average shares outstanding are expense to be 690 million.
•GAAP diluted income (loss) per share is expected to be $(0.05) to $0.05 per share.
•Non-GAAP diluted income per share is expected to be $0.23 to $0.31 per share.

Conference Call
Marvell will conduct a conference call on Wednesday, March 3, 2021 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and full fiscal year 2021. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, passcode 1390587. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Wednesday, March 10, 2021.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with the Aquantia and Avera acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the fourth quarter of fiscal 2021, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the completion of the proposed transaction with Inphi Corporation on anticipated terms and timing or at all, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities and other conditions to the completion of the transaction with Inphi; failure to realize the anticipated benefits of the proposed transaction with Inphi, including as a result of delay in completing the transaction or our ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities, delays or other factors impacting the semiconductor industry; our ability to obtain or consummate financing related to the Inphi transaction upon acceptable terms or at all; potential litigation relating to the proposed transaction with Inphi instituted against Marvell and Inphi and our respective directors; the risk that disruptions from the proposed transaction with Inphi will harm our or Inphi’s business, including current plans and operations; the ability of Marvell or Inphi to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction with Inphi; risks relating to the value of the shares to be issued in the Inphi transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction with Inphi; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Marvell’s and/or Inphi’s financial performance; restrictions during the pendency of the proposed transaction that may impact Marvell’s or Inphi’s ability to pursue certain business opportunities or strategic transactions; failure to receive the approval of the securityholders of Marvell and/or Inphi; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Inphi; risks related to the impact on our business of the novel coronavirus (COVID-19) pandemic which have impacted, and may continue to impact, our workforce and operations and the transportation and manufacturing of our products; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact the operations of our customers, distributors, vendors, suppliers, and partners; increased disruption and volatility in the capital markets and credit markets as a result of COVID-19, which could adversely affect our liquidity and capital resources; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19 resulting in worker absenteeism, quarantines and restrictions on our employees’ ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; supply chain disruptions or component shortages that may impact the production of our products or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; the risks associated with manufacturing and selling products and customers’ products outside of the United States; our ability to define, design and develop products for the 5G market; our ability to market our 5G products to Tier 1 infrastructure customers; our reliance on independent foundries and subcontractors for the manufacture, assembly and testing of our products; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to estimate customer demand and future sales accurately; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that Marvell currently enjoys; the risk of downturns in the semiconductor industry; the risk that we may not realize the anticipated benefits of our prior acquisitions and divestitures; our dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments; Marvell’s ability to protect its intellectual property; our maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of our major customers; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Marvell from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell
To deliver the data infrastructure technology that connects the world, we're building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world's leading technology companies for 25 years, we move, store, process and secure the world's data with semiconductor solutions designed for our customers' current needs and future ambitions. Through a process of deep collaboration and transparency, we're ultimately changing the way tomorrow's enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 30, 2021	October 31, 2020	February 1, 2020	January 30, 2021	February 1, 2020
Net revenue	$797,819	$750,143	$717,671	$2,968,900	$2,699,161
Cost of goods sold	376,687	369,083	412,927	1,480,550	1,342,220
Gross profit	421,132	381,060	304,744	1,488,350	1,356,941

Operating expenses:
Research and development	260,380	255,637	279,389	1,072,740	1,080,391
Selling, general and administrative	116,918	115,501	121,592	467,240	464,580
Legal settlement (a)	36,000	—	—	36,000	—
Restructuring related charges	9,570	19,312	18,258	170,759	55,328
Total operating expenses	422,868	390,450	419,239	1,746,739	1,600,299
Operating income (loss)	(1,736)	(9,390)	(114,495)	(258,389)	(243,358)
Interest income	356	608	1,379	2,599	4,816
Interest expense	(20,733)	(16,066)	(22,656)	(69,264)	(85,631)
Other income, net	(727)	299	1,124,179	2,886	1,122,555
Interest and other income (loss), net	(21,104)	(15,159)	1,102,902	(63,779)	1,041,740
Income (loss) before income taxes	(22,840)	(24,549)	988,407	(322,168)	798,382
Benefit for income taxes	(39,376)	(1,641)	(784,266)	(44,870)	(786,009)
Net income (loss)	$16,536	$(22,908)	$1,772,673	$(277,298)	$1,584,391

Net income (loss) per share - Basic	$0.02	$(0.03)	$2.66	$(0.41)	$2.38

Net income (loss) per share - Diluted	$0.02	$(0.03)	$2.62	$(0.41)	$2.34

Weighted-average shares:
Basic	673,529	670,487	665,562	668,772	664,709
Diluted	687,959	670,487	675,700	668,772	676,094
(a) Represents a legal settlement relating to a commercial agreement.

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	January 30, 2021	February 1, 2020
Assets
Current assets:
Cash and cash equivalents	$748,467	$647,604
Accounts receivable, net	536,668	492,346
Inventories	268,228	322,980
Prepaid expenses and other current assets	63,782	74,567
Total current assets	1,617,145	1,537,497
Property and equipment, net	326,125	357,092
Goodwill	5,336,961	5,337,405
Acquired intangible assets, net	2,270,700	2,764,600
Deferred tax assets	672,424	639,791
Other non-current assets	541,569	496,850
Total assets	$10,764,924	$11,133,235

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$252,419	$213,747
Accrued liabilities	435,616	346,639
Accrued employee compensation	189,421	149,780
Short-term debt	199,641	—
Total current liabilities	1,077,097	710,166
Long-term debt	993,170	1,439,024
Other non-current liabilities	258,853	305,465
Total liabilities	2,329,120	2,454,655

Shareholders’ equity:
Common stock	1,350	1,328
Additional paid-in capital	6,331,013	6,135,939
Retained earnings	2,103,441	2,541,313
Total shareholders’ equity	8,435,804	8,678,580
Total liabilities and shareholders’ equity	$10,764,924	$11,133,235

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Cash flows from operating activities:
Net income (loss)	$16,536	$1,772,673	$(277,298)	$1,584,391
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	47,990	43,996	197,912	156,658
Share-based compensation	59,479	53,171	241,539	242,207
Amortization of acquired intangible assets	109,682	114,615	443,616	368,082
Amortization of inventory fair value adjustment associated with acquisitions	—	52,510	17,284	55,826
Amortization of deferred debt issuance costs and debt discounts	6,809	2,723	10,026	6,763
Restructuring related impairment charges	7,344	1,328	130,903	17,571
Deferred income taxes	(39,906)	(777,257)	(39,491)	(785,158)
Gain on sale of business	—	(1,123,223)	—	(1,121,709)
Other expense, net	5,475	9,287	24,923	26,448
Changes in assets and liabilities:
Accounts receivable	(46,397)	2,870	(44,322)	11,244
Inventories	96	43,361	29,913	12,759
Prepaid expenses and other assets	(32,942)	(43,099)	(41,634)	(54,138)
Accounts payable	4,895	(29,143)	39,663	1,658
Accrued liabilities and other non-current liabilities	17,795	(76,635)	44,612	(182,893)
Accrued employee compensation	1,439	8,661	39,641	20,588
Net cash provided by operating activities	158,295	55,838	817,287	360,297
Cash flows from investing activities:
Sales of available-for-sale securities	—	—	—	18,832
Purchases of technology licenses	(4,232)	(2,776)	(12,708)	(4,712)
Purchases of property and equipment	(18,556)	(18,986)	(106,798)	(81,921)
Proceeds from sales of property and equipment	206	89	738	620
Cash payment for acquisition, net of cash and cash equivalents acquired	—	(593,500)	—	(1,071,079)
Net proceeds from sale of business	—	1,699,835	—	1,698,783
Other	(567)	(405)	(876)	(1,677)
Net cash provided by (used in) investing activities	(23,149)	1,084,257	(119,644)	558,846
Cash flows from financing activities:
Repurchases of common stock	—	(300,000)	(25,202)	(364,272)
Proceeds from employee stock plans	36,145	44,167	86,635	147,276
Tax withholding paid on behalf of employees for net share settlement	(25,468)	(17,440)	(108,094)	(98,302)
Dividend payments to shareholders	(40,463)	(40,077)	(160,574)	(159,573)
Payments on technology license obligations	(23,224)	(15,053)	(100,018)	(72,266)
Proceeds from issuance of debt	—	600,000	—	950,000
Principal payments of debt	(150,000)	(1,200,000)	(250,000)	(1,250,000)
Payment of equity and debt financing costs	(15,710)	—	(38,023)	—
Other, net	—	(2,457)	(1,504)	(6,812)
Net cash used in financing activities	(218,720)	(930,860)	(596,780)	(853,949)
Net increase (decrease) in cash and cash equivalents	(83,574)	209,235	100,863	65,194
Cash and cash equivalents at beginning of period	832,041	438,369	647,604	582,410
Cash and cash equivalents at end of period	$748,467	$647,604	$748,467	$647,604

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 30, 2021	October 31, 2020	February 1, 2020	January 30, 2021	February 1, 2020

GAAP gross profit:	$421,132	$381,060	$304,744	$1,488,350	$1,356,941
Special items:
Share-based compensation	4,265	4,435	3,181	16,320	13,759
Amortization of acquired intangible assets	83,327	83,078	86,383	338,197	279,567
Other cost of goods sold (a)	796	4,296	52,510	35,284	57,718
Total special items	88,388	91,809	142,074	389,801	351,044
Non-GAAP gross profit	$509,520	$472,869	$446,818	$1,878,151	$1,707,985

GAAP gross margin	52.8%	50.8%	42.5%	50.1%	50.3%
Non-GAAP gross margin	63.9%	63.0%	62.3%	63.3%	63.3%

Total GAAP operating expenses	$422,868	$390,450	$419,239	$1,746,739	$1,600,299
Special items:
Share-based compensation	(55,214)	(55,352)	(49,989)	(225,219)	(229,050)
Restructuring related charges (b)	(9,570)	(19,312)	(18,258)	(170,759)	(55,328)
Amortization of acquired intangible assets	(26,355)	(26,355)	(28,232)	(105,419)	(88,515)
Legal settlement (c)	(36,000)	—	—	(36,000)	—
Other operating expenses (d)	(12,480)	(9,490)	(16,621)	(49,498)	(63,361)
Total special items	(139,619)	(110,509)	(113,100)	(586,895)	(436,254)
Total non-GAAP operating expenses	$283,249	$279,941	$306,139	$1,159,844	$1,164,045

GAAP operating margin	(0.2)%	(1.3)%	(16.0)%	(8.7)%	(9.0)%
Other cost of goods sold (a)	0.1%	0.6%	7.3%	1.2%	2.1%
Share-based compensation	7.5%	8.0%	7.4%	8.1%	9.0%
Restructuring related charges (b)	1.2%	2.6%	2.5%	5.8%	2.0%
Amortization of acquired intangible assets	13.7%	14.6%	16.0%	14.9%	13.6%
Legal settlement (c)	4.5%	—%	—%	1.2%	—%
Other operating expenses (d)	1.6%	1.2%	2.4%	1.7%	2.5%
Non-GAAP operating margin	28.4%	25.7%	19.6%	24.2%	20.2%

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 30, 2021	October 31, 2020	February 1, 2020	January 30, 2021	February 1, 2020

GAAP interest and other income (loss), net	$(21,104)	$(15,159)	$1,102,902	$(63,779)	$1,041,740
Special items:
Restructuring related items (e)	(28)	(1,002)	(1,122,988)	(596)	(1,124,197)
Write-off of debt issuance costs (f)	6,045	453	1,621	6,498	2,079
Deal costs (g)	—	—	—	—	1,505
Total special items	6,017	(549)	(1,121,367)	5,902	(1,120,613)
Total non-GAAP interest and other income (loss), net	$(15,087)	$(15,708)	$(18,465)	$(57,877)	$(78,873)

GAAP net income (loss)	$16,536	$(22,908)	$1,772,673	$(277,298)	$1,584,391
Special items:
Other cost of goods sold (a)	796	4,296	52,510	35,284	57,718
Share-based compensation	59,479	59,787	53,170	241,539	242,809
Restructuring related charges (gain) in operating expenses (b)	9,570	19,312	18,258	170,759	55,328
Legal settlement (c)	36,000	—	—	36,000	—
Other operating expenses (d)	12,480	9,490	16,621	49,498	63,361
Restructuring related items in interest and other income (loss), net (e)	(28)	(1,002)	(1,122,988)	(596)	(1,124,197)
Amortization of acquired intangible assets	109,682	109,433	114,615	443,616	368,082
Write-off of debt issuance costs (f)	6,045	453	1,621	6,498	2,079
Transaction costs included in interest and other income, net (g)	—	—	—	—	1,505
Pre-tax total special items	234,024	201,769	(866,193)	982,598	(333,315)
Other income tax effects and adjustments (h)	(49,936)	(10,502)	(789,761)	(77,893)	(806,938)
Non-GAAP net income	$200,624	$168,359	$116,719	$627,407	$444,138

Weighted-average shares — basic	673,529	670,487	665,562	668,772	664,709
Weighted-average shares — diluted	687,959	670,487	675,700	668,772	676,094
Non-GAAP weighted average shares — diluted (i)	687,959	682,724	675,700	679,944	676,094

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 30, 2021	October 31, 2020	February 1, 2020	January 30, 2021	February 1, 2020

GAAP diluted net income (loss) per share	$0.02	$(0.03)	$2.62	$(0.41)	$2.34
Non-GAAP diluted net income per share	$0.29	$0.25	$0.17	$0.92	$0.66

(a)	Other costs of goods sold includes inventory write-downs and amortization of acquired inventory fair value adjustments.

(b)	Restructuring related charges include asset impairment charges (i.e. due to changes to the scope of the server processor product line), employee severance costs, facilities related charges, and other.

(c)	Represents a legal settlement relating to a commercial agreement.

(d)	Other operating expenses include integration and merger costs associated with acquisitions.

(e)	Interest and other income (loss), net includes restructuring and other related items such as gain on sale of a business and foreign currency remeasurement associated with restructuring related accruals.

(f)	Write-off of debt issuance costs is associated with the partial term loan repayment and bridge financing.

(g)	Deal costs include transaction costs incurred in connection with divestiture of the Wi-Fi Connectivity business.

(h)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0% for the three and twelve months ended January 30, 2021 and three months ended October 31, 2020. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4.5% for the three and twelve months ended February 1, 2020.

(i)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology Group Ltd.
Outlook for the First Quarter of Fiscal Year 2022
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended May 1, 2021
GAAP net revenue	$800 +/- 5%
Special items:	—
Non-GAAP net revenue	$800 +/- 5%

GAAP gross margin	~52.5%
Special items:
Share-based compensation	0.5%
Amortization of acquired intangible assets	10.5%
Non-GAAP gross margin	~63.5%

Total GAAP operating expenses	~ $391
Special items:
Share-based compensation	55
Amortization of acquired intangible assets	25
Restructuring related charges	4
Other operating expenses	7
Total non-GAAP operating expenses	~$300

GAAP diluted net income (loss) per share	$(0.05) - $0.05
Special items:
Share-based compensation	0.08
Amortization of acquired intangible assets	0.16
Restructuring related charges	0.01
Other operating expenses	0.01
Other expense	0.01
Non-GAAP diluted net income per share	$0.23 - $0.31

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	January 30, 2021	October 31, 2020	February 1, 2020	YoY	QoQ
Networking (1)	$438,610	$444,756	$376,724	16%	(1)%
Storage (2)	326,412	276,279	296,486	10%	18%
Total Core	765,022	721,035	673,210	14%	6%
Other (3)	32,797	29,108	44,461	(26)%	13%
Total Net Revenue	$797,819	$750,143	$717,671	11%	6%

	Three Months Ended
% of Total	January 30, 2021	October 31, 2020	February 1, 2020
Networking (1)	55%	59%	52%
Storage (2)	41%	37%	41%
Total Core	96%	96%	93%
Other (3)	4%	4%	7%
Total Net Revenue	100%	100%	100%

(1) Networking products are comprised primarily of Ethernet Solutions, Embedded Processors and Custom ASICs.
(2) Storage products are comprised primarily of Storage Controllers and Fibre Channel Adapters.
(3) Other products are comprised primarily of Printer Solutions.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com